UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 14, 2016

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On April 14, 2016, Ashford OP General Partner LLC, a Delaware limited liability company and wholly-owned subsidiary of the Ashford Hospitality Trust, Inc. (the “Company”), as general partner of Ashford Hospitality Limited Partnership, the operating partnership of the Company (“Ashford Trust OP”), and Ashford OP Limited Partner LLC, a Delaware limited liability company, as a limited partner of Ashford Trust OP, entered into that certain Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (the “Amended Partnership Agreement”). The Amended Partnership Agreement was amended to, among other things:

•
incorporate Amendment No. 1 to the Sixth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated November 12, 2014, which adjusted the conversion factor used by the Company to determine the number of shares of Company common stock issuable, at the option of the Company, upon the exercise of a redemption right by a limited partner of Ashford Trust OP and related provisions, including definitions (the “Conversion Factor”);

•
incorporate Amendment No. 2 to the Sixth Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership dated July 20, 2015, which specifically provided for the distribution of common units of Ashford Hospitality Prime Limited Partnership to the common unitholders of Ashford Trust OP;

•	add a provision regarding new federal income tax partnership audit matters as a result of tax legislation enacted in December 2015; and

•	clarify the computation of the Conversion Factor.
The Amended Partnership Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by the terms of the Amended Partnership Agreement.
ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.
(d)    Exhibits

Exhibit Number	Description
10.1	Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership.

.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2016

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel